UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2022

Right On Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	45-1994478
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6501 Dalrock Rd., Ste. 100, Rowlett, Texas 75089

(Address of principal executive offices)

(214) 736-75089

(Issuer’s telephone number)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

RESOLUTION OF OFFICER AND DIRECTOR MATTERS

The Company previously disclosed a dispute with A. David Youssefyeh regarding his service as a director and officer that involved litigation. These actions were dismissed or withdrawn as part of a settlement with Mr. Youssefyeh, effective August 17, 2022, by which the parties confirmed his removal and provided mutual releases. Separately, Mr. Youssefyeh entered into private transactions that transferred all of his share ownership in the Company and in Texas Endo Hemp Farmers, Inc., which owns the majority voting shares of the Company, to third-parties unaffiliated with the Company. The Company acknowledged these private transactions but paid no monetary consideration to Mr. Youssefyeh or any other person in connection with the transactions. The Company and Mr. Youssefyeh both wish each other success in their future endeavors.

Mr. Youssefyeh and the Company have reached a settlement and dismissed their mutual lawsuits and they both wish each other success in their future endeavors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Right On Brands, Inc.

/s/ Jerry Grisaffi
Jerry Grisaffi
Chief Executive Officer
Date: August 24, 2022

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